Exhibit 2.4

Confidential Treatment is Requested by Tree.com, Inc.

Pursuant to 17 C.F.R. 240.24b-2

NOTE: PORTIONS OF THIS EXHIBIT ARE THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE

SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN

REDACTED AND ARE MARKED WITH A “[****]” IN PLACE OF THE REDACTED LANGUAGE.

Escrow Agreement Terms

The Escrow Agreement (or agreement ancillary thereto) shall include, among other things, the following terms. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Asset Purchase Agreement.

1.             Escrow Agent. The Bank of New York Mellon will act as the escrow agent (the “Escrow Agent”). All fees and costs of the Escrow Agent will be paid [****].

2.             Certain Defined Terms.

a.                                       “Applicable Percentage” means [****]..

b.                                      “Balance Sheet Date” means the date of the most recent consolidated balance sheet included in a periodic report filed by Parent with the SEC at least 10 Business Days prior to the Closing Date.

c.                                       “Base Escrow Amount” means [****].

d.                                      “Claim” means a claim against HLC Inc. made by a Claimant [****].

e.                                       “Claimant(s)” means [****].

f.                                         [****].

g.                                      [****].

h.                                      [****].

i.                                          [****].

j.                                          [****].

k.                                       “General Release” means a general release of Claims executed by a Claimant; [****].

l.                                          [****].

[****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

m.                                    “Release Date” means [****].

n.                                      “Settled Amount” means the aggregate settled amount of Claims that have been settled but that are unpaid at the Balance Sheet Date.

3.             Escrow Fund. At the Closing, Buyer shall deposit with the Escrow Agent the Base Escrow Amount less the Escrow Portion for any Claimant that has provided a General Release prior to the Closing, (such amount deposited with the Escrow Agent, the “Escrow Fund”).

4.             Disposition of the Escrow Fund.

a.                                                       At any time after the execution of a General Release by a Claimant, HLC Inc. may deliver a copy of such General Release to Buyer. Within 3 Business Days following the date on which HLC Inc. has delivered General Releases for [****], Buyer and HLC Inc. shall deliver to the Escrow Agent a joint notice instructing the Escrow Agent to release to HLC Inc. the entire remaining balance of the Escrow Fund within 3 Business Days following delivery of such notice.

b.                                                      For the avoidance of doubt, if [****] has provided a General Release prior to the Closing, then the Escrow Fund shall equal [****] of the Base Escrow Amount, and the Escrow Fund shall be released when HLC Inc. and Buyer have delivered a joint notice to the Escrow Agent indicating [****].

c.                                                       If in any rolling [****] period [****], less than [****] in Claims have been made [****] and all such Claims have been paid in full by HLC Inc., HLC Inc. may deliver notice of such event to Buyer. Within 3 Business Days following the date on which HLC Inc. has delivered any such notice to Buyer, Buyer and HLC Inc. shall deliver to the Escrow Agent a joint notice from instructing the Escrow Agent to release [****].

5.             Indemnity Escrow. If Buyer has exercised its right to withhold from payment of the amounts set forth in Section 3.1(b) or 3.1(c) of the Asset Purchase Agreement pursuant to Section 11.9(b) thereof, Buyer shall deposit the amount so withheld into a separate interest bearing escrow account until the Escrow Agent receives a joint written notice from Buyer and HLC Inc., court order or arbitral award instructing the Escrow Agent as to the disposition of such withheld amount.

[****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission